SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 26, 2010

CASCADE BANCORP
(Exact name of Registrant as specified in its charter)

Oregon	0-23322	93-1034484
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

1100 NW Wall Street
Bend, Oregon 97701
(Address of principal executive offices)
(Zip Code)

(541) 385-6205
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K file is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

                               On April 26, 2010, the Company held its 2010 Annual Meeting of Shareholders.  Six proposals were submitted to and approved by the Company’s shareholders.  The holders of 23,035,476 shares of common stock, 81.76% of the outstanding shares entitled to vote as of the record date, which constituted a quorum were represented at the meeting in person or by proxy.  The proposals are described in detail in the Company’s Proxy Statement that was filed with the Securities and Exchange Commission on March 15, 2010.  The final results were as follows:

Proposal 1.	The election of 7 directors to the Board of Directors:

	FOR		WITHHELD
		% of		% of
		shares		shares
	# of Votes	present	# of Votes	present
Gary L. Hoffman	12,524,046	95.19%	632,882	4.81%
Patricia L. Moss	12,495,363	94.97%	661,565	5.03%
Thomas M. Wells	11,149,567	84.74%	2,007,361	15.26%
Ryan R. Patrick	12,514,010	95.11%	642,918	4.89%
Jerol E. Andres	12,436,138	94.52%	720,790	5.48%
Henry H. Hewitt	12,499,727	95.00%	657,201	5.00%
Judith A. Johansen	12,514,501	95.12%	642,427	4.88%

With respect to proposals 2 through 4 below, the Board of Directors will select the ratio which it deems most appropriate and may, at its sole discretion, elect not to implement any reverse stock split.

Proposal 2.	Approve a one-for-three share reverse split of common stock:

For	Against	Abstain	Broker Non-Vote
21,967,895	966,597	100,984	-

Proposal 3.	Approve a one-for-five share reverse split of common stock:

For	Against	Abstain	Broker Non-Vote
21,757,387	1,191,649	86,440	-

Proposal 4.	Approve a one-for-seven share reverse split of common stock:

For	Against	Abstain	Broker Non-Vote
21,543,646	1,353,596	138,234	-

Proposal 5.	Approve amendment to the 2008 performance incentive plan:

For	Against	Abstain	Broker Non-Vote
11,611,848	1,443,463	101,617	9,878,548

Proposal 6.	Ratify Delap LLP as independent auditors:

For	Against	Abstain	Broker Non-Vote
22,324,136	645,545	65,795	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CASCADE BANCORP

By:	/s/ Gregory D. Newton
Gregory D. Newton
Executive Vice President &
Chief Financial Officer

Date: May 4, 2010